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                                                                      EXHIBIT 21

                                SUBSIDIARIES OF
                    POTASH CORPORATION OF SASKATCHEWAN INC.

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
                                                              JURISDICTION OF
                                                              INCORPORATION OR
NAME OF ENTITY                                                   FORMATION
--------------                                                ----------------
Potash Corporation of Saskatchewan Transport Limited........  Saskatchewan
Canpotex Bulk Terminals Ltd.................................  Canada
PCS Sales (Canada) Inc......................................  Saskatchewan
Potash Corporation of Saskatchewan (Florida) Inc............  Florida
PCS Sales (Iowa), Inc.......................................  Iowa
PCS Joint Venture, LP.......................................  Florida
PCS Sales (Indiana), Inc....................................  Indiana
609430 Saskatchewan Ltd.....................................  Saskatchewan
Potash Holding Company, Inc.................................  Delaware
PCS Sales (USA), Inc........................................  Delaware
PCS Administration (USA), Inc...............................  Delaware
Phosphate Holding Company, Inc..............................  Delaware
White Springs Agricultural Chemicals, Inc...................  Delaware
PCS Phosphate Company, Inc..................................  Delaware
Texasgulf Export Corporation................................  Delaware
Texasgulf Aircraft Inc......................................  Delaware
Tg Corporation..............................................  Delaware
PCS Industrial Products Inc.................................  Delaware
PCS Purified Phosphates.....................................  Virginia
PCS Nitrogen, Inc...........................................  Delaware
PCS Finance Luxembourg S.a.r.l..............................  Luxembourg
PCS Nitrogen Payroll Corporation............................  Delaware
PCS Nitrogen Amm Term Corp II...............................  Delaware
PCS Nitrogen Amm Term Corp I................................  Texas
Houston Ammonia Terminal, L.P...............................  Delaware
AA Sulfuric Corp............................................  Louisiana
PCS Nitrogen Trinidad Fertilizer Corporation................  Delaware
PCS Nitrogen Fertilizer Limited.............................  Trinidad
PCS Nitrogen Holding Company................................  Delaware
PCS Nitrogen Limited........................................  Trinidad
Augusta Service Company Inc.................................  Delaware
PCS L.P. Inc................................................  Delaware
PCS Nitrogen Fertilizer Operations, Inc.....................  Delaware
PCS Nitrogen Ohio, L.P......................................  Delaware
PCS Nitrogen Fertilizer, L.P................................  Delaware
PCS Nitrogen LCD Corporation................................  Delaware
AC Industries...............................................  Delaware
PCS Nitrogen Trinidad Corporation...........................  Delaware
PCS Nitrogen Cayman Limited.................................  Cayman
PCS Nitrogen Trinidad Limited...............................  Trinidad
PCS Nitrogen Trinidad Finance Ltd...........................  United Kingdom
PCS Cassidy Lake Company....................................  Ontario
Chilkap Resources Ltd.......................................  Yukon
628550 Saskatchewan Ltd.....................................  Saskatchewan
PCS (Barbados) Shipping Ltd.................................  Barbados
Minera Saskatchewan Limitada................................  Chile
Inversiones PCS Chile Limitada..............................  Chile
PCS Yumbes S.C.M............................................  Chile
PCS Fosfatos do Brasil Ltda.................................  Brazil
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